Exhibit 99

3M Outlines Strategy for Accelerated Growth in Sales, Profits and Cash Flow
Company Provides Financial Outlook for 2011

ST. PAUL, Minn.—(BUSINESS WIRE)—At an institutional investor and analyst meeting in New York later today, 3M chairman, president and CEO George W. Buckley will outline the company’s ongoing commitment to investing in its core businesses while continuing to focus on profitability and cash generation.

“Our continuing strong performance clearly demonstrates that our growth strategy is working,” George W. Buckley said.  “3M’s innovation engine has been revitalized and is driving growth across our many businesses and around the world.”

Buckley will highlight the company’s continuing commitment to growing its core businesses and expanding market share through increased investments in R&D, sales and marketing and new manufacturing capacity, particularly in fast growth developing economies.  “Developing markets currently represent one-third of 3M sales and will likely reach forty-five percent by 2015,” Buckley added.

In addition, he will reaffirm the company’s focus on complementary acquisitions of both technologies and businesses to pursue adjacent market opportunities and to build new platforms for future growth.  Buckley will cite 3M’s recent purchases of Cogent Inc. and Attenti Holdings S.A. in the security market space and Arizant Inc. in the healthcare market as examples of new high growth platforms for 3M.

Additional presenters at the conference will include:  Pat Campbell, CFO; Fred Palensky, Executive Vice President, R&D; Stefan Gabriel, President, 3M New Ventures; Inge Thulin, Executive Vice President, International Operations and Rosa Miller, Vice President, Latin America.

3M also provided its 2011 sales and earnings outlook. The company anticipates sales of $29 billion to $30.5 billion, with organic sales volumes growing 5.5 to 7.5 percent, currency effects adding 1 to 2 percent and acquisitions adding 4 to 6 percent to sales for the year. 3M also expects that 2011 earnings will be between $5.90 and $6.10 per share, which includes a $0.27 per share year-on-year increase in pension expense. The company continues to expect 2010 earnings per share to be in the range of $5.59 to $5.63 per share, or $5.70 to $5.74 per share excluding the Medicare Part D-related charge recorded in the first quarter of 2010.

Excluding the 2011 pension expense increase, 2011 earnings are expected to be in the range of $6.17 to $6.37 per share, an increase of 10 to 14 percent versus 2010 estimated GAAP earnings levels.

A live webcast of the 8:00 a.m. (Eastern Time) meeting will be available on 3M’s Investor Relations home page at http://investor.3m.com. Replays will also be available after the meeting.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; and (9) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its subsequent Quarterly Reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Risk Factors” in Part I, Item 1A (Annual Report) and in Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

A recognized leader in research and development, 3M produces thousands of innovative products for dozens of diverse markets. 3M’s core strength is applying its more than 40 distinct technology platforms – often in combination – to a wide array of customer needs. With $23 billion in sales, 3M employs 75,000 people worldwide and has operations in more than 65 countries.